UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

COMMSCOPE HOLDING COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

COMMSCOPE HOLDING COMPANY, INC.

1100 CommScope Place, SE

Hickory, North Carolina 28602

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 8, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of CommScope Holding Company, Inc. (the “Company”), dated March 24, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for exercise at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 8, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 15, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE TO VIRTUAL MEETING

FOR THE 2020 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON MAY 8, 2020

To the Stockholders of CommScope Holding Company, Inc.,

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, employees, and our community, the Company has changed the location of the 2020 Annual Meeting of Stockholders of CommScope Holding Company, Inc. The Annual Meeting will be held over the Internet in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. The date and time have not been changed, and the meeting will continue to be held on May 8, 2020 at 1:00 p.m., Eastern Time. Stockholders attending the Annual Meeting remotely will have the same opportunities they have had at past annual meetings to participate, vote, ask questions, and provide feedback to the company’s management team and the Board of Directors.

If you were a stockholder of record at the close of business on the record date of March 10, 2020, you are eligible to access, participate in and vote at the virtual meeting. The items of business are the same as set forth in the meeting notice previously mailed or made available to you.

The meeting will be hosted at https://web.lumiagm.com/285972254. The meeting will begin promptly at 1:00 p.m., Eastern Time and online access will open 15 minutes prior to allow time to log-in. The log-in password is: commscope2020. You will also need your voter control number, which, if you are a stockholder of record, you can find on your original proxy card or Notice of Internet Availability of Proxy Materials.

If you hold your shares in “street name” through an intermediary, such as a bank or broker, you must register in advance in order to ask questions or vote your shares at the Annual Meeting. In order to register, you must first obtain proof of your proxy power (legal proxy) reflecting the number of shares of CommScope Holding Company, Inc. common stock you held as of the record date, along with your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC (“AST”): (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy,” must include the e-mail from your broker, bank or other nominee or an image of your legal proxy, and be received by AST no later than 5:00 p.m. Eastern time on May 7, 2020. You will receive a confirmation email from AST of your registration, which will include your voter control number.

You may continue to submit your proxy in advance of the Annual Meeting via the Internet, by phone or by mail by following the instructions included on the original proxy card or notice of Internet availability previously distributed. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

/s/ Frank B. Wyatt, II

Frank B. Wyatt, II

Secretary

April 15, 2020